Exhibit 99.1

                                                        Joint Filer Information

Date of Event Requiring Statement:      November 8, 2006

Issuer Name and Ticker or Trading
Symbol:                                 Nalco Holding Company (NLC)

Designated Filer:                       Blackstone Management Associates IV LP

Other Joint Filers:                     Blackstone Capital Partners IV L.P.,
                                        Blackstone Family Investment Partnership
                                        IV-A L.P., Blackstone Capital Partners
                                        IV-A L.P., Peter G. Peterson, Stephen A.
                                        Schwarzman

Addresses:                              The principal business address of each
                                        of the Joint Filers above is c/o The
                                        Blackstone Group, 345 Park Avenue, New
                                        York, New York 10154

Signatures:                             BLACKSTONE CAPITAL PARTNERS IV L.P.
                                        BLACKSTONE CAPITAL PARTNERS IV-A L.P.
                                        BLACKSTONE FAMILY INVESTMENT PARTNERSHIP
                                        IV-A L.P.


                                        By: Blackstone Management Associates IV
                                            L.L.C., its General Partner


                                        By: /s/ Chinh E. Chu
                                            Name: Chinh E. Chu
                                            Title: Member


                                        By: /s/ Peter G. Peterson
                                            Name: Peter G. Peterson


                                        By: /s/ Stephen A. Schwarzman
                                            Name: Stephen A. Schwarzman